CIR_12.31.2016_EX 10.33
FORM OF
MSP RESTRICTED STOCK UNIT AGREEMENT
FOR EMPLOYEES AND DIRECTORS UNDER THE
CIRCOR INTERNATIONAL, INC.
2014 STOCK OPTION AND INCENTIVE PLAN
Award of RSUs Under the CIRCOR International, Inc.
Management Stock Purchase Plan “MSP” Bonus Deferral Award

Name of Awardee:
Awardee Solium Number:
Number of Restricted Stock Units:
Award Date: _____________

Pursuant to the CIRCOR International, Inc. 2014 Stock Option and Incentive Plan (the “Plan”), CIRCOR International, Inc. (the “Company”) hereby grants to the Awardee named above, who is an officer, director or employee of the Company or any of its Subsidiaries, an award (the “Award”) of Restricted Stock Units (“RSUs”) subject to the terms and conditions set forth herein and in the Plan. You elected under the MSP Bonus Deferral and RSU Subscription Agreement to receive an award of Restricted Stock Units (RSUs) in lieu of all or a portion of your annual incentive bonus for fiscal the year ended December 31, _____ (“Fiscal _____”), or in the case of independent directors your _____ annual retainer. Based on your election, you have been awarded RSUs effective as of the Award Date.

1.    Vesting Schedule. No portion of this Award may be received until such portion shall have vested. Except as otherwise set forth in this Agreement or in the Plan, the RSUs will cliff vest at the end of a three-year period on the following basis, subject to employment (or, in the case of directors, continued directorship) with the Company on the vesting date:
Number of
Restricted Stock Units    Vesting Date
(XXX)

In the event of a Change of Control as defined in Section 14.3 of the Plan, this Award shall become immediately vested whether or not this Award or any portion thereof is vested at such time.

2.    Deferral of Award.

(a)    Each vested RSU entitles Awardee to receive one share of the Company’s Common Stock (the “Stock”) on the later of (i) the vesting date for such RSU or (ii) the end of the deferral period specified by Awardee. (If no deferral period is specified on the Deferral Election Form, Stock will be issued as soon as practicable upon vesting of the RSUs).

(b)    Shares of Stock underlying the RSUs shall be issued and delivered to Awardee in accordance with paragraph (a) and upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on Awardee.

(c)    Until such time as shares of Stock have been issued to Awardee pursuant to paragraph (b) above, and except as set forth in paragraph (d) below regarding dividends and dividend equivalents, Awardee shall not have any rights as a holder of the shares of Stock underlying this Award including but not limited to voting rights.

(d)    Until such time as RSUs have vested pursuant to the terms hereof, dividend equivalents shall be accrued with respect to each share of Stock underlying the RSUs such that, upon distribution of such RSUs, all dividend equivalents so accrued (without interest) shall be paid in cash to Awardee. In addition, with respect to RSUs which have vested but have not been converted into shares of Stock pursuant to a valid deferral election by Awardee, dividends on the shares of Stock underlying such RSUs shall be paid in cash to Awardee upon distribution of such RSUs.
3.    Termination of Employment or Other Business Relationship. If Awardee's employment by or other business relationship with the Company or a Subsidiary (as defined in the Plan) is terminated for any reason except as otherwise set forth in this Section 3, Awardee’s right in any RSUs that are not vested shall automatically terminate upon the effective date of such termination of employment or other business relationship with the Company and its Subsidiaries and such RSUs shall be cancelled as provided within the terms of the Plan and shall be of no further force and effect. Awardee’s sole rights with respect to the cancelled RSUs shall be to receive a return of the bonus or retainer deferral pursuant to the terms of Section V.C of the Company’s Management Stock Purchase Plan. In the event of such termination and except as otherwise set forth in this Subsection 3, the Company, shall issue shares of Stock to Awardee (or Awardee’s designated beneficiary or estate executor in the event of Awardee’s death) with respect to any RSUs which, as of the effective date of such termination, have vested but for which shares of Stock had not yet been issued to Awardee (for example, due to a valid deferral election).

(a)Termination Due to Death. If the Awardee’s employment terminates by reason of the Awardee’s death, (excluding death by suicide), all outstanding awards shall become vested as of the date of death and the Company, within 90 days following the effective date of such termination, shall issue all outstanding shares of Stock to Awardee’s designated beneficiary or estate executor.

(b)Termination Due to Disability. If the Awardee’s employment terminates by reason of the Awardee’s qualified disability, (as defined under the Company’s disability plan, an individual shall be considered disabled if such individual qualifies for receipt of long-term disability benefits under the long-term disability plan then in effect for the Company’s employee’s or, with respect to directors, as determined by the Administrator), all outstanding awards shall become vested as of the date of disability and the Company, within 90 days following the effective date of such termination, shall issue all outstanding shares of Stock to Awardee.

(c)Termination Due to Retirement. If the Awardee’s employment or directorship is terminated by reason of the Awardee’s early or normal retirement, (as defined in the Company’s Defined Benefit Pension Plan or with respect to directors, as determined by the Administrator), the Awardee's unvested RSUs shall be cancelled and he or she shall receive payment as follows as described in the MSP Plan: The number of unvested RSUs awarded on each award date shall be multiplied by a fraction that is equal to the number of full years that the Awardee was employed by the Company after each such award date divided by three and the Awardee shall receive the resulting number of such RSUs in shares of Stock. With respect to the Awardee's remaining unvested RSUs, except as otherwise provided in the Awardee's employment agreement, the Awardee shall receive payment in an amount equal to the lesser of (a) the Value of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the value of CIRCOR stock on the date of the Awardee's termination of employment. Notwithstanding the foregoing, if the Awardee is a key employee (as defined in Section 416(i) of the Internal Revenue Code of 1986, as amended, without regard to paragraph 4 thereof), any distribution on account of retirement shall be delayed until at least six months after such retirement.

(d)Termination for Cause. If the Awardee’s employment or directorship terminates for Cause (as defined below), the Awardee's unvested RSUs shall be cancelled and he or she shall receive payment equal to the lesser of (a) the Value of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the Awardee's termination of employment. For purposes hereof, unless otherwise provided in an employment agreement between the Company and the Awardee, a termination of employment for “Cause” shall mean, the occurrence of one or more of the following: (i) the Awardee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Administrator in good faith in its sole discretion; (ii) the Awardee engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Administrator in good faith in its sole discretion; (iii) any material act or omission by the Awardee involving malfeasance or negligence in the performance of the Awardee’ s duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Administrator in good faith in its sole discretion, which has not been corrected by the Awardee within thirty (30) days after written notice from the Company of any such act or omission; (iv) failure by the Awardee to comply in any material respect with any written policies or directives of the Company as determined by the Administrator in good faith in its sole discretion, which has not been corrected by the Awardee within ten (10) days after written notice from the Company of such failure; or (v) material breach by the Awardee of any non-competition, confidentiality or similar agreements between the Awardee and the Company as determined by the Administrator in good faith in its sole discretion. A termination of a directorship for cause shall be determined by the Administrator in its sole discretion.

(e)Termination without Cause. If the Awardee’s employment or directorship is terminated by the Company without Cause and unless otherwise determined by the Administrator, the number of unvested RSUs awarded on each award date shall be multiplied by a fraction that is equal to the number of full years that the Awardee was employed by the Company after each such award date divided by three and the Awardee shall receive the resulting number of such RSUs in shares of Stock. With respect to the Awardee's remaining unvested RSUs, except as otherwise provided in the Awardee's employment agreement, the Awardee shall receive payment in an amount equal to the lesser of (a) the Value of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the Awardee's termination of employment.

(f) Termination of Employment or Directorship by Awardee. If the Awardee terminates his or her employment or directorship with the Company for reasons other than death, permanent disability or retirement (except as otherwise set forth in this Subsection 3, the Awardee's unvested RSUs shall be cancelled and he or she shall receive payment in an amount equal to the lesser of (a) the Value of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the Awardee's termination of employment.

(g)Miscellaneous. The Administrator’s determination of the reason for termination of the Awardee’s employment shall be conclusive and binding on the Awardee and his or her representatives or legatees. Any portion of this Award that is unvested after the application of this Section 3 shall be cancelled immediately upon any termination of employment and shall not be exercisable by the Awardee.

4.    Clawback Provision. If Awardee is an employee of the Company, anything in this Agreement to the contrary notwithstanding, the Awardee hereby acknowledges and agrees that any compensation payable under this Agreement is subject to any clawback policy of the Company currently in effect or adopted in the future providing for the recovery of erroneously awarded incentive compensation in the event the Company is required to prepare an accounting restatement (“Restatement”) due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, and the Awardee hereby agrees to repay the Company to the extent required by such clawback policy of the Company. Unless otherwise determined by the Company, in the event that any such Restatement with respect to Fiscal 2014 becomes necessary within three (3) years of the date of this Award, the amount of the Award shall be reduced to that number of RSUs to which Awardee would have been entitled based on what the Awardee’s actual annual incentive bonus achievement would have been for Fiscal 2014 after giving effect to such Restatement.

5.    Section 409A. Anything in this Agreement to the contrary notwithstanding, if at the time of the Awardee’s “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Company determines that the Awardee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Awardee becomes entitled to under this Agreement would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided any earlier than the date that is the earlier of (A) six months and one day after the Awardee’s separation from service, or (B) the Awardee’s death.

6.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7.    Transferability. This Agreement is personal to Awardee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Award is available, during Awardee's lifetime, only to Awardee, and thereafter, only to Awardee's designated beneficiary or estate.

8.    Tax Withholding. If Awardee is an employee, Awardee shall, not later than the date as of which the Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company is authorized to satisfy the minimum tax withholding obligation by withholding from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum required tax withholding amount due.

9.    Non-Compete/Non-Solicitation Agreement. Awardee is receiving the Award provided for herein in part because the Company has determined that Awardee is a key contributor to the continued success of the Company. As such, Awardee is privy to certain proprietary information which the Company considers to be competition sensitive. The Company, therefore, would be materially harmed were Awardee to leave the Company and perform services on behalf of a competitor or if the Awardee were to solicit (i) customers to do business with a competitor of the Company or (ii) employees of the Company to leave the Company. Accordingly, in consideration of Awardee’s receipt of the Award, Awardee covenants and agrees that, for a period of two (2) years following the termination of Awardee’s affiliation with the Company (whether as an employee or non-employee director), Awardee shall not, anywhere in the world, own, manage, operate, join, control, promote, invest or participate in or be connected with in any capacity (either as an employee, employer, trustee, consultant, agent, principal, partner, corporate officer, director, creditor, owner or shareholder or in any other individual or representative capacity) with any business individual, partnership, firm, corporation or other entity which is engaged wholly or partly in the design, manufacture, development, distribution, marketing or sales of any products which compete with the Company’s then current lines of business for which Awardee, during the two year period immediately preceding termination of affiliation with the Company, had managerial responsibility or otherwise provided regular services. Awardee agrees that this provision is reasonable in view of the relevant market for the Company’s products and services and that any breach hereof would result in continuing and irreparable harm to the Company. The foregoing, however, shall not prevent Awardee from making passive investments in a competitive enterprise whose shares are publicly traded if such investment constitutes less than five percent (5%) of such enterprise’s outstanding capital stock. In addition, Awardee, for a period of two years following the termination of Awardee’s affiliation with the Company shall not directly or indirectly (1) induce, solicit, request or advise any Customers (as defined below) to patronize any business which competes with any business of the Company for which Awardee either (a) has had any management responsibility, (b) has otherwise provided regular services during his affiliation with Company, or (c) has had access to confidential or proprietary information; or (2) entice, solicit, request or advise any employee of the Company to leave the Company’s employment or to otherwise accept employment (or other affiliation) with any person, firm or business with which Awardee has an employment or consulting relationship. As used above, “Customers” means all customers of any such business of the Company. Notwithstanding the provisions of this paragraph 9, if Awardee is an employee or resident of a state in which non-compete provisions of the type set forth in this paragraph 9 are not enforceable, then the non-compete provisions of this paragraph 9 shall not apply; the non-solicitation provisions of this paragraph 9, however, shall continue to apply. In addition, in the event that a court of competent jurisdiction determines that any of the restrictions set forth in this paragraph 9 are impermissible in scope and/or duration, Awardee and the Company intend that such court shall revise such scope and/or duration as the court deems reasonable rather than invalidating any such restrictions.

10.    Effect of Employment Agreement. If Awardee is a party to an employment agreement with the Company and any provisions set forth in such employment agreement conflict with the provisions set forth in this Restricted Stock Unit Award Agreement, the provisions set forth in such employment agreement shall override such conflicting provisions set forth herein.

11.    Miscellaneous.

(a)    Notice hereunder shall be given to the Company at its principal place of business, and shall be given to Awardee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)    This Award does not confer upon Awardee any rights with respect to continuance of employment or dictatorship by the Company or any Subsidiary.

(c)    Pursuant to the Plan, the Committee may at any time amend or cancel any outstanding portion of this Award, but no such action may be taken which adversely affects Awardee's rights under this Agreement without Awardee's consent.
CIRCOR INTERNATIONAL, INC.
By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
Date:                    Name:     Awardee